LIMITED POWER OF ATTORNEY

      I, A. D. David Mackay, appoint MARK A. ROCHE, ANGELA M. PLA and ELIZABETH
R. LANE to serve as my Attorneys-In-Fact and Agents and to exercise the powers and discretions set forth below:

1. To execute on my behalf any and all Securities and Exchange Commission Forms
3, 4 and 5 relating to the disclosure of my beneficial ownership of securities in Fortune Brands, Inc.; and

2. To execute all such other documents or things in my name as the Agents may deem necessary to meet filing requirements of the Securities Exchange Commission pursuant to the Securities Exchange Act of 1934.

      This Power of Attorney shall at all times be binding with respect to all actions taken by the Agent in accordance with the terms of this Power of
Attorney.  The powers granted by this Power of Attorney shall lapse and cease to have any effect on
December 31, 2006.

      I, A. D. David Mackay, have executed this Limited Power of Attorney on this 13th day of January, 2006.

            /s/ A. D. David Mackay
            A. D. David Mackay

STATE OF MICHIGAN
COUNTY OF CALHOUN

Subscribed and sworn to me on this 13th day of January, 2006.

/s/ Linda K. Behnke
Linda K. Behnke, Notary Public,
State of Michigan, County of Kalamazoo
My Commission expires:  June 1, 2007
Acting in the County of Calhoun